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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 24, 2003
                                                           -------------



                             KINGDOM VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State of Other Jurisdiction of Incorporation)

         000-32273                                       88-0419183
   (Commission File Number)                   (IRS Employer Identification No.)

         1045 STEPHANIE WAY
           MINDEN, NEVADA                                 89423
(Address of Principal Executive Offices)                (Zip Code)


                                 (775) 267-2242
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 24, 2003, Kingdom Ventures, Inc., through its majority owned subsidiary Kingdom Communications Group, Inc., signed a definitive agreement under which it will acquired all of the assets of Christian Speakers & Artists Agency, Inc., the largest booking agency for Christian speakers and artists in the United States. The purchase prices consists of $90,000 cash and the transfer of 200,000 shares of Kingdom Ventures, Inc. common stock and warrants to purchase 350,000 shares of Kingdom Ventures, Inc. common stock for $1.00 per share. Closing of the transaction is expected to occur on or before June 30, 2003.

ITEM 7. EXHIBITS.

         Financial Statements for Christian Speakers & Artists, Inc. and pro forma financial statements of Kingdom Ventures, Inc., if required, will be filed by amendment within 60 days from the date of this report.

         The following documents are filed as exhibits to this report.

2.1 Asset Purchase Agreement dated June 24, 2003, between Christian Speakers & Artists, Inc., a Nevada corporation and wholly owned subsidiary of Kingdom Communications Group, Inc. and Christian Speakers & Artists, Inc., a Tennessee corporation and wholly owned subsidiary of RegalWorks, Inc.

99.1     Press release date June 24, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             KINGDOM VENTURES, INC.


Date: June 24, 2003                          By: /s/ Gene Jackson
                                                 -------------------------------
                                                 Gene Jackson, President and
                                                 Chief Executive Officer



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EXHIBIT INDEX

2.1 Asset Purchase Agreement dated June 24, 2003, between Christian Speakers & Artists, Inc., a Nevada corporation and wholly owned subsidiary of Kingdom Communications Group, Inc. and Christian Speakers & Artists, Inc., a Tennessee corporation and wholly owned subsidiary of RegalWorks, Inc.

99.1     Press release date June 24, 2003.